© 2014 Molina Healthcare, Inc.
Status of Reimbursement – ACA Fee in Molina States
Our guidance assumes the ACA fee and related tax effects will be fully reimbursed in all states.
Note:
Constitutes forward-looking guidance. Amounts are estimates and subject to change. Actual results may differ materially. See our risk factors as discussed in our Form 10-K and other periodic filings.
Please refer to the Company’s cautionary statements.
State Comments ACA Fee Gross Up
Reimbursement
Revenue
Reimbursement
Not Yet Achieved
Anticipated
Quarter for
Revenue
Recognition
Ohio
State awaiting CMS approval of contract language calling
for reimbursement of fee and tax impact.
$17M $13M $30M $30M Unknown
Washington
Contract specifically calls for reimbursement of fee and
tax impact.
$15M $9M $24M $0M
Q1
Texas
Informal support from state.
$11M $6M $18M $18M Unknown
Michigan
Actuarial rate memorandum (Milliman) calls for
reimbursement of fee and tax impact.
$10M $6M $16M $16M Unknown
California
Health plan has received letter from state committing to
reimbursement of fee and tax impact upon CMS approval.
$9M $5M $14M $14M Unknown
New Mexico
Health plan has received letter from state committing to
reimbursement of fee and tax impact upon CMS approval.
$7M $4M $11M $11M Unknown
Florida
Actuarial rate memorandum (Milliman) calls for
reimbursement of fee and tax impact.
$3M $2M $5M $5M Unknown
Utah
Informal support from state.
$3M $2M $5M $5M Unknown
Wisconsin
Contract specifically calls for reimbursement of fee and
tax impact.
$3M $1M $4M $0M
Q1
Illinois
State awaiting CMS approval of contract language calling
for reimbursement of fee and tax impact.
$0M $0M $0M $0M Unknown
Medicare
Included in bid pricing.
$7M $5M $12M $0M
Q1
TOTAL $85M $55M $140M $100M
Exhibit 99.1